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          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                   919 Third Avenue
                  New York 10022-3897



                              July 16, 1996




UNUM Corporation
2211 Congress Street
Portland, Maine  04122

          Re:  UNUM Corporation
               Registration Statement on Form S-3
               ----------------------------------

Dear Sirs and Madams:

          We have acted as special counsel to UNUM Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $404,500,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company: (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"); (ii) shares of its preferred stock, $.10 par value (the "Preferred Stock"); (iii) shares of its common stock, $.10 par value (the "Common Stock");
(iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering (the "Warrants"); and (v) such indeterminate amount of Debt Securities and number of shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of any Debt Securities or Pre-

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UNUM Corporation
July 16, 1996
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ferred Stock or upon exercise of Warrants for such securities, including such shares of Common Stock and Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities").
Pursuant to Rule 429 under the Securities Act, the prospectus included in the Registration Statement also relates to $95,500,000 of securities (the "Registered Securities") registered as Debt Securities, Preferred Stock, Common Stock, Warrants and Indeterminate Securities under Registration Statement No. 33-69132 (the "Prior Registration Statement"). The Debt Securities, Preferred Stock, Common Stock, Warrants, Indeterminate
Securities, Registered Securities and any additional securities of the Company which are registered in a registration statement filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) Registration Statement") are collectively referred to herein as the "Securities." The Senior Debt Securities may be issued under an Indenture, dated as of September 15, 1990 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under an Indenture, dated as of May 1, 1995 (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and Mellon Bank, N.A., as trustee (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          We have examined (i) the form of Registration Statement; (ii) the Prior Registration Statement; (iii) the Senior Indenture; (iv) the Subordinated Indenture; (v) the form of underwriting agreement that may be entered into between the Company and Goldman, Sachs & Co. or another underwriter or underwriters in connection with

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UNUM Corporation
July 16, 1996
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any offering of the Securities (the "Underwriting Agreement"); (vi) the
Certificate of Incorporation of the Company, as amended to the date hereof;
(vii) the By-laws of the Company as currently in effect; (viii) a specimen of the share certificate used to represent shares of the Common Stock; (ix) certain resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"); and
(x) the order of the Commission dated October 9, 1990 declaring the Senior Indenture qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the order of the Commission dated October 8, 1993 declaring the Prior Registration Statement effective under the Securities Act and the Subordinated Indenture qualified under the Trust Indenture Act. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that the stock certificates evidencing the shares of Common Stock to be issued will conform

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UNUM Corporation
July 16, 1996
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to the specimen thereof examined by us.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity

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UNUM Corporation
July 16, 1996
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with the applicable Indenture so as not to violate any applicable law, the
Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants in accordance with the terms thereof), when issued and sold in accordance with the applicable Indenture and the Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase or distribution agreement (or upon exercise of the Warrants), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if Common Stock or Preferred Stock is issuable upon conversion or exchange of any convertible Offered

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UNUM Corporation
July 16, 1996
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Debt Securities, the Common Stock or Preferred Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt
Securities in accordance with the terms of the applicable Indenture relating thereto.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

          2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable

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UNUM Corporation
July 16, 1996
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provisions of Delaware law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly established in accordance with the applicable provisions of Delaware law and are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor,
(1) the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrants in accordance with the terms thereof), when issued and sold in accordance with the Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase or distribution agreement (or upon exercise of the Warrants), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

          3. With respect to any offering of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amend-

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UNUM Corporation
July 16, 1996
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ments and any Rule 462(b) Registration Statement) has become effective; (ii)
an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock (including any duly issued upon exercise of any Warrants), when issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock or any other duly authorized, executed and delivered applicable valid and binding purchase or distribution agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          4. With respect to the issuance of any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement), has become effective; (ii) an

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UNUM Corporation
July 16, 1996
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appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly executed and delivered as contemplated by the Board Resolutions; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Offered Warrants so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Offered Warrants have been duly executed, delivered and countersigned, in accordance with the Warrant Agreement relating to such Offered Warrants, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto;
(vi) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, such Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereaf-

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UNUM Corporation
July 16, 1996
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ter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the Securities" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving these consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM